Exhibit 10.1

SUBLEASE AGREEMENT

BY and BETWEEN

HOLLAND & HART LLP,

a Colorado limited liability partnership,

as Sublandlord

AND

REMARK MEDIA, INC.,

a Delaware corporation,

as Subtenant

SUBLEASE AGREEMENT

BASIC LEASE INFORMATION

Sublandlord:            Holland & Hart LLP, a Colorado limited liability partnership, as successor in interest to Hale Lane Peek Dennison and Howard Professional Corporation

Subtenant:            Remark Media, Inc., a Delaware corporation

Building:            3930 Howard Hughes Parkway

                        Las Vegas, Nevada 89109

Sublease Premises:            Approximately 10,915 rentable square feet ("RSF") of space, consisting of a portion of the fourth (4th) floor of the Building, as shown on outlined on the floor plan attached hereto as Exhibit "A" and incorporated herein by reference ("Floor Plan").

Sublease Commencement Date:      February 1, 2013 (subject to Section 3.B below).

Term:              Approximately thirty-six (36) months and twenty-two (22) days, expiring on February 22, 2016.

Base Rent:    $20,000.00 Full Service Gross per month (based on a rate of $2.00 per month applied to the initially included amount of 10,000 RSF in the Sublease Premises—See Section 28.C below).

Security Deposit:            An amount equal to five month's Rent ($100,000.00), subject to the terms set forth in Section 4 below.

Subtenant's Pro Rata Share:            Thirty Six and 65/100 percent (36.65%) (based on the initially included amount of 10,000 RSF in the Sublease Premises and 27,285 RSF in the Master Premises—See Section 28.C below).

Addresses for Notices:

Sublandlord:HOLLAND & HART LLP

3800 Howard Hughes Parkway, Suite 1000

Las Vegas, Nevada  89109

Attn:  Administrative Partner

with a copy to:HOLLAND & HART LLP

555 Seventeenth St., Suite 3200

Denver, CO  80202

Attn :  Managing Partner

Subtenant:                                    REMARK MEDIA, INC.

                                                Six Concourse Parkway, Suite 1500

                                                Atlanta, GA  30328

                                                Attention:  General Counsel

Brokers:        Cresa Partners and Douglas L. Crook & Associates, for Sublandlord, and NORTHCAP, for Subtenant.

SUBLEASE AGREEMENT

            This Sublease Agreement (this "Sublease") is made as of February 6, 2013 ("Effective Date") by and between Holland & Hart LLP, a Colorado limited liability partnership ("Sublandlord"), and Remark Media, Inc., a Delaware corporation ("Subtenant"), with reference to the following facts and is as follows:

RECITALS

A.

Sublandlord is the tenant under that certain Office Lease dated June 1, 2005 ("Original Lease"), as amended by that certain First Amendment dated July 27, 2007 ("First Amendment") (Original Lease and First Amendment are collectively, "Master Lease"), pursuant to which MS Crescent 3930 HHP LLC, a Delaware limited liability company, as the successor in interest to 3930 HHP LLC, a Delaware limited liability company ("Master Landlord") has leased to Hale Lane Peek Dennison and Howard Professional Corporation, a Nevada professional corporation (“Hale Lane”), as Tenant, the real property located on the fourth floor, known as Suite 400, and the real property located on the third floor, known as Suite 360, within the building commonly known as "3930 Howard Hughes Parkway" ("Building") and located in Las Vegas, Nevada 89169 ("Master Premises").  Hale Lane’s rights and obligations as Tenant under the Master Lease have been assigned to and assumed by Sublandlord hereunder, by virtue of an Assignment and Assumption Agreement between those parties dated as of July 1, 2008.

B.

Sublandlord desires to sublet to Subtenant and Subtenant desires to sublet from Sublandlord, on the terms and conditions set forth herein, the portion of the fourth floor of the Building, consisting of approximately 10,915 rentable square feet ("RSF") ("Sublease Premises"), as shown on the Floor Plan.

C.	This Sublease is subject and subordinate to the Master Lease, attached hereto as Exhibit "B" and incorporated herein by reference.

D.	All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.

NOW, THEREFORE, Sublandlord and Subtenant agree as follows:

1.

Sublease.  Sublandlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Subtenant to be performed, hereby subleases the Sublease Premises to Subtenant, and Subtenant hereby accepts and subleases the Sublease Premises from Sublandlord, together with the non-exclusive right to use the Common Areas as set forth in the Master Lease.

2.	Term; Consent.

                        A.            This Sublease shall govern the relationship between Sublandlord and Subtenant with respect to the Sublease Premises from the Effective Date through the last day of the Term, unless terminated early in accordance with this Sublease.  The term of this Sublease shall be for approximately thirty-six (36) months and twenty-two (22) days ("Term"), commencing upon February 1, 2013 ("Commencement Date"), and expiring February 22, 2016.  Notwithstanding any other provision in this Sublease to the contrary, if the Sublease is terminated for any reason other than as a result of a default by Subtenant prior to the expiration of the Term, the unearned portion of all Rents paid in advance by Subtenant shall be refunded to Subtenant, based on a daily proration of such amounts.

                        B.            The validity of this Sublease shall be subject to Sublandlord obtaining the Master Landlord’s prior written consent hereto pursuant to the terms of the Master Lease (the "Consent").  Sublandlord shall pay any fees and costs charged by Master Landlord in connection with obtaining the Consent.  Subtenant shall promptly forward any additional information requested by Master Landlord in connection with Master Landlord’s review of this Sublease and the requested Consent.  If the Consent has not been obtained as required above and a copy thereof delivered to Subtenant on or before the Commencement Date, then the date upon which the Term commences shall be automatically extended for up to thirty (30) days, until such Consent has been obtained.  If the Consent still has not been obtained by March 1, 2013, then unless the parties agree in writing to further extend the Commencement Date, this Sublease shall automatically terminate without action by either party and neither party shall have any liability to the other under this Sublease, and any Security Deposit or other deposit made by Subtenant to Sublandlord shall be immediately returned to Subtenant.

3.	Rent.

A.                    Payment.  As consideration for this Sublease, commencing on the Commencement Date, Subtenant shall pay to Sublandlord as base rent, without any demand, setoff or deduction, at Sublandlord's address stated in the Basic Lease Information, or at any other place Sublandlord designates by notice to Subtenant, Base Rent in the amounts set forth in the Basic Lease Information above ("Base Rent"), Subtenant's Pro Rata Share of Excess Operating Expenses (defined below) and any and all other sums payable by Subtenant hereunder (collectively "Rent").  As used herein, "Full Service Gross" means that Sublandlord absorbs (and includes in the Base Rent) the cost of all building operations and services for the Base Year while accounting for reimbursement for any excess costs that may occur in later years.  Subtenant shall pay and be liable for Subtenant's Pro Rata Share of all rentals, sales and use taxes (but excluding income taxes) ("Property Taxes"), if any, imposed upon or measured by Rent under applicable Law.  The monthly Base Rent and Subtenant's Pro Rata Share of Excess Operating Expenses and Property Taxes shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the first installment of Base Rent shall be payable on the Commencement Date.  All other items of Rent shall be due and payable by Subtenant on or before twenty-five (25) days after billing by Sublandlord.  All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Sublandlord.  If the Commencement Date occurs on a day other than the first day of a calendar month, the monthly Base Rent and Subtenant's Pro Rata Share of any Excess Operating Expenses and Property Taxes for the month shall be prorated on a daily basis based on a three hundred sixty (360) day calendar year.  Sublandlord's acceptance of less than the amount of Rent due shall be considered a payment on account of the earliest Rent due.  No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have hereunder.

B.                    Excess Operating Expenses and Property Taxes.  Subtenant shall pay Subtenant's Pro Rata Share of the amount, if any, by which Operating Expenses (defined in the Master Lease) and Property Taxes for each calendar year during the Term exceed Operating Expenses and Property Taxes for the Base Year of 2013 ("Excess Operating Expenses"), grossed up to reflect a one hundred percent (100%) occupancy level and a full assessment of Property Taxes, as more particularly set forth in and subject to the terms of the Master Lease, including, without limitation, the cap on the increase of Excess Operating Expenses as set forth therein.  The Master Lease provides for payment by Sublandlord of Operating Expenses on the basis of an estimate; therefore, as and when adjustments between estimated and actual Operating Expenses are made under the Master Lease, the obligations of Sublandlord and Subtenant will be adjusted in the same manner.  If this adjustment occurs after the expiration or earlier termination of this Sublease, the obligations of Sublandlord and Subtenant under this subsection will survive such expiration or termination.  Sublandlord shall, on reasonable request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of the actual or estimated Operating Expenses during the Term of this Sublease.  Sublandlord shall also, after reasonable request of Subtenant, elect to audit Master Landlord's Operating Expenses as set forth in the Master Lease, so long as Subtenant has agreed in writing to pay, and does pay, any costs and expenses incurred in connection with any such audit at the time they are due.

4.

Security Deposit.  Upon the Commencement Date, Subtenant shall deposit with Sublandlord the amount of $100,000.00 as security for Subtenant's faithful performance of Subtenant's obligations under this Sublease ("Security Deposit"). Provided no default by Subtenant has occurred under the Sublease as of August 1, 2013, the Security Deposit shall be reduced to the amount of $60,000.00, by a credit provided to Subtenant against the payment of Rent next due under this Sublease (the “First Deposit Credit”).  Thereafter, provided no default by Subtenant has occurred under the Sublease as of August 1, 2014, the Security Deposit shall be reduced to the amount of $20,000.00, by a credit provided to Subtenant against the payment of Rent next due under this Sublease (the “Second Deposit Credit”).  At the same time and on the same conditions that the First Deposit Credit is provided to Subtenant, Sublandlord shall also provide a credit to Subtenant for an amount equal to interest on $80,000.00 of the Security Deposit, calculated at the rate of 2.75% per annum, and at the same time and on the same conditions that the Second Deposit Credit is provided to Subtenant, Sublandlord shall also provide a credit to Subtenant for an amount equal to interest on $40,000.00 of the Security Deposit, calculated at the rate of 2.75% per annum.  Sublandlord shall not in any event be obligated to pay or credit any interest to Subtenant on the first $20,000.00 of the Security Deposit.  If any default by Subtenant under this Sublease has occurred prior to the applicable dates set forth above, Subtenant shall not be entitled to reduce its Security Deposit at any time during the Term of this Sublease, nor shall Subtenant be entitled in that event to any credit for interest on any portion of the Security Deposit.

If Subtenant fails to pay Base Rent or any other charges when due under this Sublease or fails to perform any obligations under this Sublease and such failure continues beyond applicable notice and cure periods, Sublandlord may use any portion of the Security Deposit for the payment of any Rent or other amount then due and unpaid, for the payment of any other sum for which Sublandlord may become obligated because of Subtenant's default or breach, or for any loss sustained by Sublandlord as a result of Subtenant's default or breach.  If Sublandlord uses any portion of the Security Deposit as set forth above, Subtenant shall, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited.  Subtenant's failure to do so will constitute a default under this Sublease.  Sublandlord will not be required to keep the Security Deposit separate from its general accounts and will have no obligation or liability for payment of interest on the Security Deposit.  If Sublandlord assigns its interest in this Sublease, Sublandlord shall deliver to its assignee as much of the Security Deposit as Sublandlord then holds.  Within thirty (30) days after the expiration or termination of this Sublease, provided that Subtenant is not then in default under this Sublease, the Security Deposit, or as much as remains that has not been applied by Sublandlord, will be returned to Subtenant or to the last assignee, if any, of Subtenant's interest under this Sublease.

5.	Use. The Sublease Premises shall be used and occupied only for the Permitted Use set forth in the Master Lease, and for no other use or purpose.

6.

Condition of Sublease Premises; Personalty.  Sublandlord has made no promise to alter, remodel or improve the Sublease Premises and no representation respecting the condition of the Sublease Premises to Subtenant.  Subtenant has examined the Sublease Premises, is fully familiar with its physical condition, and accepts the Sublease Premises in its then present condition "AS IS" and "WHERE IS" as of the Effective Date of this Sublease with no express or implied warranties.  Subtenant shall be responsible for obtaining and paying for phone service and internet service to the Sublease Premises during the Term.  Subtenant shall have the use of all of the furniture, furniture systems, cabling, and other items of personal property currently located in the Sublease Premises (the "Personalty") at no charge during the Term.  Upon the expiration of the Term of this Sublease, or upon any earlier termination of the Term or of Subtenant’s right to possession, Subtenant will remove all of its trade fixtures and personal property (but not including the Personalty) and surrender the Sublease Premises broom-clean, and the Sublease Premises and the Personalty in at least as good condition as at the date Subtenant took possession, ordinary wear and tear and casualty loss excepted.  Subtenant shall be entitled to use any consumable supplies that are currently located in the Sublease Premises, at no charge to Subtenant.

7.

Alterations.  Subtenant shall not make any Alterations (as defined in the Master Lease) without first obtaining the written consent of Master Landlord and Sublandlord in each instance (except to the extent that such Alteration is a Minor Alteration for which consent is not required under the Master Lease), and without first complying with Nevada Revised Statutes ("NRS") Chapter 108, including, without limitation, Sections 108.2403 and 108.2407 and delivery to Sublandlord of evidence of such compliance.  Sublandlord agrees that it shall not withhold its consent to any Alteration which has been approved by Master Landlord, unless the Alteration is one which must be removed pursuant to the terms of the Master Lease upon surrender of the Master Premises, and the costs of such removal would materially increase the removal costs for which Sublandlord would be liable either in the event of a default by Subtenant under this Sublease or upon surrender of the Master Premises.  Subtenant shall not be required at the end of the Term of this Sublease to remove any Alterations made by Sublandlord or remove any Alterations which were already in the Sublease Premises at the Commencement Date.

Subtenant acknowledges that Subtenant is required to comply with the provisions of NRS Sections 108.2403 and 108.2407 prior to commencement of any work of improvement to be constructed, altered or repaired on the Premises.  Subtenant's failure to comply with NRS Sections 108.2403 and 108.2407 shall be an Event of Default under this Sublease.

                                                                                                                        /s/ BZ

                                                                                                            Subtenant's Initials

8.

Parking.  Subtenant shall have the right to use twenty-eight (28) of the unreserved parking spaces within the Parking Structure that are provided by the Master Lease which are attributable to Suite 400, in accordance with the terms of the Master Lease, but Subtenant shall not be liable for any of the Parking Fees or other charges owed to Master Landlord with respect to those spaces.

9.

Assignment and Subletting.  Subtenant shall not assign this Sublease or further sublet all or any part of the Sublease Premises without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's reasonable discretion.  Notwithstanding the foregoing, Subtenant may assign this Sublease or sublet the Sublease Premises, without Sublandlord’s consent (but still subject to obtaining the consent of Master Landlord to the extent required by the Master Lease), to any entity which controls, is controlled by, or is under common control with Subtenant, or to any entity which acquires substantially all the assets of Subtenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Subtenant’s obligations under this Sublease, and provided further that such Affiliate has a net worth (or, provided Subtenant survives as an entity and remains liable under this Sublease, such Affiliate has a net worth, when combined with the net worth of Subtenant) which represents no material adverse change from Subtenant’s net worth at the time of such transfer, as certified in financial documentation presented to Sublandlord prior to such assignment or subletting.  In the event Sublandlord consents to an assignment or sublease for which its consent is required hereunder, Subtenant must, to the extent required under the terms of the Master Lease, thereafter obtain the written consent of Master Landlord pursuant to the terms and conditions set forth in Section 11 of the Master Lease.  Sublandlord agrees to promptly present Subtenant’s assignment or subletting request to Master Landlord, and Subtenant shall pay any amounts due to Master Landlord in connection with such request for consent.

10.

Remedies.  Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Master Landlord has with respect to a breach of the Master Lease by Sublandlord thereunder, and Subtenant shall have the same rights and remedies with respect to a breach of this Sublease by Sublandlord as Sublandlord has with respect to a breach of the Master Lease by Master Landlord thereunder.  In addition, if Sublandlord fails to pay any Rent due under the Master Lease to Master Landlord at the times when such Rent is due, then after the passage of any applicable periods for notice and cure, and provided that Subtenant is not in default hereunder and gives prior written notice to Sublandlord of its intent to pay the same, Subtenant shall have the right (but not the obligation) to pay such Rent directly to Master Landlord on behalf of Sublandlord, and Sublandlord shall reimburse Subtenant for such amounts within fifteen (15) days after demand therefor.  If Sublandlord fails to reimburse Subtenant for such amounts within said 15-day period, Subtenant may deduct such amounts from its rent payments due hereunder.  Any such amount not paid by Sublandlord within fifteen (15) days shall bear interest at 12% per annum from the due date until paid or deducted from Subtenant’s rent hereunder.

11.	Casualty or Condemnation.

A.                    Casualty.  If the Sublease Premises or the Building shall be partially or totally damaged by fire or other casualty, the consequences thereof shall be determined pursuant to the Master Lease.  No damage, compensation or claims shall be payable by Sublandlord for inconvenience or loss of business arising from any such damage by fire or other cause or by the repair or restoration of any portion of the Sublease Premises or of the Building; provided, however, that if Sublandlord is entitled to any such damages, compensation or claims from Master Landlord pursuant to the Master Lease, any amounts which Sublandlord actually receives from Master Landlord as a result of such damages, compensation or claims shall be equitably allocated between Sublandlord and Subtenant.

B.                    Condemnation.  In the event that the Sublease Premises or any part thereof or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, whether permanently or temporarily, the consequences thereof and related award, if any, shall be determined pursuant to the Master Lease.

12.	Master Lease Incorporation.

A.                    This Sublease is subject and subordinate to, and Subtenant accepts this Sublease subject to, all of the terms, covenants and conditions of the Master Lease, together with any future modifications, amendments or supplements thereto.  Except as may be expressly excluded below and except as may be inconsistent with the terms of this Sublease, all of the terms, covenants and conditions of the Master Lease, except for those provisions which by their nature do not relate to the Sublease Premises or the Term, are hereby made part of this Sublease with the same force and effect as if fully set forth at length herein.  Except as otherwise expressly set forth herein, the following terms shall have the stated meanings herein: the term "Landlord" in the Master Lease shall mean Sublandlord herein; the term "Tenant" in the Master Lease shall mean Subtenant herein; the term "Premises" in the Master Lease shall mean Sublease Premises herein; the term "Lease" in the Master Lease shall mean this Sublease herein; the term "Term" in the Master Lease shall be replaced with the defined Term herein; the term "Commencement Date" in the Master Lease shall be replaced with the defined Commencement Date herein; the term "Base Year" in the Master Lease shall mean 2013 herein; the term "Base Rent" in the

Master Lease shall mean the defined Base Rent herein; and the term "Estimated Commencement Date" in the Master Lease shall not be applicable to this Sublease.

B.                    Except as otherwise specifically provided herein, the time limits contained in the Master Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord's part, as tenant thereunder, are amended for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that notice may be given, demands made or any act, condition or covenant performed or any right, remedy or option hereunder exercised by Subtenant within the time limit relating thereto contained in the Master Lease.  Notwithstanding the foregoing, if the Master Lease allows only ten (10) days or less for Sublandlord, as tenant thereunder, to perform any act, to undertake to perform such act, or to correct a failure relating to the Sublease Premises, then Subtenant shall perform or undertake such act and/or correct such failure within the time provided therefor in the Master Lease, less two (2) business days.  If Sublandlord or Subtenant receives any notice or demand from Master Landlord under the Master Lease, said party shall promptly give a copy thereof to the other in the manner provided for the giving of notices herein.  Notwithstanding the foregoing, any applicable notice or cure period for Subtenant will begin to run on the date upon which Subtenant has received any applicable notices required in connection therewith, regardless of when Sublandlord receives any such notice from Master Landlord.

C.                    Subtenant shall comply with all of the terms, covenants and conditions of the Master Lease on the part of the Tenant therein named arising after the Effective Date of this Sublease as they affect the Sublease Premises (other than those not incorporated into this Sublease).

D.                    The following provisions of the Master Lease, Riders and Exhibits attached thereto, and First Amendment shall not be incorporated herein by reference because they are either not applicable, are otherwise covered herein, or otherwise do not apply:  (i) Master Lease Sections 3(A), 3(B), 3(C), 3(D), 4(A), 9(C), 18(D), 31, and 33(E); (ii) Master Lease Rider No. 1, Rider No. 2, Rider No. 3, and any references within the Master Lease thereto; (iii) Master Lease Exhibit A-1, Exhibit C, and Exhibit D, and any references within the Master Lease thereto; and (iv) the First Amendment in its entirety.

E.                    The term "Landlord" where used in the following Sections of the Master Lease, as incorporated herein by reference, shall refer to Master Landlord only and shall not refer to Sublandlord:  4(B) (except in regard to payments, which are to be made to Sublandlord), 4(C) (except in regard to payments, which are to be made to Sublandlord), 4(D), 4(E), 4(F), 4(G),7, 8, 9(B), 14(B), 16(A), 20, 28, 30(D) and 32.

F.                    The term "Landlord" where used in the following Sections of the Master Lease, as incorporated herein by reference, shall refer to both Master Landlord and Sublandlord:  Sections 10, 13, 14(A), 15, 17 (provided that references to “Building” or “Property” in such Section will, as to Sublandlord, be deemed instead to refer to the Sublease Premises) and 25.

G.                    Any provision of the Master Lease that requires "Landlord" or any other party to be a "named insured", "loss payee", or "additional insured", shall include Master Landlord, Sublandlord and any other parties required by the Master Lease.

H.                    Any provisions of the Master Lease that provides for "Tenant" to indemnify "Landlord" shall be deemed to include Master Landlord and Sublandlord.

I.                    Performance by Master Landlord as the "Landlord" under the Master Lease shall be deemed and accepted by Subtenant as performance by Sublandlord herein and Sublandlord shall not be responsible for any breach of the Master Lease by Master Landlord or any nonperformance or noncompliance with any provision thereof by Master Landlord, including the failure of Master Landlord to provide any services, utilities, and/or repairs.  Sublandlord makes no representation that Master Landlord will provide any or all of the services, utilities and/or repairs referred to in the Master Lease, whether incorporated herein or not.

J.                    Neither Sublandlord nor Subtenant shall do or permit anything to be done that would violate or breach the terms and provisions of the Master Lease or cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Landlord under the Master Lease.

13.	Subtenant's Covenants and Representations.

A.                    Except as otherwise provided herein, Subtenant covenants and agrees to perform and to observe all of the covenants, agreements, terms, provisions and conditions of the Master Lease on the part of the "Tenant" thereunder to be performed and observed during the Term, to the extent that they apply to the Sublease Premises or the use and occupancy by Subtenant of the Sublease Premises and the services and facilities of the Building.  Subtenant also covenants and agrees not to do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might (i) constitute or cause a default under the Master Lease, (ii) cause the Master Lease or the rights of Sublandlord thereunder to be canceled, terminated or forfeited, (iii) cause Sublandlord to become liable for any damages, costs, claims or penalties, or (iv) adversely affect or reduce any of Sublandlord's rights or benefits under the Master Lease.

B.                    Promptly after receipt by Subtenant, Subtenant shall deliver to Sublandlord a copy of any notice of default or any other notice, statement, demand and other communication given or sent by or on behalf of Master Landlord which relates or is applicable to (i) the Sublease Premises; (ii) the Master Lease; (iii) Subtenant's use and occupancy of the Sublease Premises; and (iv) the services and facilities of the Building being furnished to the Sublease Premises or Subtenant.

C.                    Except to the extent arising from the negligence, intentional misconduct or breach of this Sublease of or by Sublandlord, its directors, officers, partners, employees, shareholders and agents, Subtenant shall defend, indemnify and hold harmless Sublandlord, its directors, officers, partners, employees, shareholders and agents and any predecessors in interest and successors and assigns against and from (i) any and all claims (1) arising from the conduct of Subtenant or any sublessee of Subtenant, or the employees or visitors of either, or of any business or any work or thing whatsoever done to the Sublease Premises, or any condition created in or about the Sublease Premises during the Term of this Sublease, or (2) arising from any negligent or otherwise wrongful act or omission of Subtenant or any sublessee of Subtenant, or the employees or visitors of either; (ii) any failure by Subtenant or any sublessee of Subtenant to comply with the provisions of this Sublease; (iii) any and all claims arising from the conduct, act or omission of Subtenant, its sublessees, or the employees or visitors of each in the Building and in the use of any Common Areas therein; and (iv) all costs, expenses and liabilities incurred by Sublandlord in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable legal fees and expenses.  In the event any action or proceeding shall be brought against Sublandlord or any of the foregoing indemnitees by reason of any such claim, Subtenant, upon notice from Sublandlord, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Sublandlord.

D.                    The foregoing provisions are not intended to limit or affect the provisions of the Master Lease as incorporated herein.  The indemnifications and obligations of this Section shall survive the expiration or earlier termination of this Sublease.

14.	Sublandlord's Covenants and Representations.

A.                    Except as otherwise provided herein, Sublandlord covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Master Lease including, without limitation, any and all rules and regulations which shall be in effect from time to time during the Term, in such a manner so as to prevent the Master Lease from being terminated, unless in connection with any such termination, Master Landlord accepts this Sublease as a direct lease between Master Landlord and Subtenant.  Sublandlord represents and warrants to Subtenant that (i) Exhibit B is a true and correct copy of the Master Lease, including any amendments and modifications thereto, (ii) the Master Lease is in full force and effect, (iii) there are no other promises, agreements, understandings or commitments between Master Landlord and Sublandlord relating to the Sublease Premises, (iv) Sublandlord has not given any currently effective notice of default or termination under the Master Lease to Master Landlord, nor has Sublandlord received any currently effective notice of default or termination under the Master Lease from Master Landlord, (v) to Sublandlord's current actual knowledge, neither Master Landlord nor Sublandlord is in default under the Master Lease (and no circumstances exist that, with the giving of notice or passing of time, may become a default under the Master Lease), and (vi) Sublandlord has not previously assigned the Master Lease or sublet the Sublease Premises under a currently effective sublease. The phrase “Sublandlord’s current actual knowledge” shall be deemed to mean the current actual knowledge of Thomas R. O’Donnell, Sublandlord’s Managing Partner, and Greg S. Gilbert, the Administrative Partner of Sublandlord’s Las Vegas, Nevada office.  If Sublandlord desires to terminate the Master Lease, Subtenant agrees, upon Master Landlord’s agreement to recognize Subtenant as its direct tenant under the terms of this Sublease, to attorn to Master Landlord under the terms hereof in connection with any such termination and to execute an attornment agreement in such form as may reasonably be requested by Sublandlord or Master Landlord and be acceptable to Subtenant in its reasonable judgment.  Sublandlord shall not agree to any amendment to the Master Lease without Subtenant’s consent that would adversely affect Subtenant’s use or occupancy of the Sublease Premises or Common Areas, and Sublandlord also agrees to not exercise any early termination right with respect to the Master Lease (if any) without the Subtenant’s prior written consent; provided that Subtenant shall not unreasonably withhold its consent so long as, in connection with any such termination, Master Landlord accepts this Sublease as a direct lease between Master Landlord and Subtenant, and Subtenant is protected against liability for any defaults by Sublandlord under the Master Lease that relate to the period prior to the date of such termination.

B.                    Promptly after receipt by Sublandlord, Sublandlord shall deliver to Subtenant a copy of any notice of default or any other notice, statement, demand and other communication given or sent by or on behalf of Master Landlord which relates or is applicable to (i) the Sublease Premises; (ii) the Master Lease; (iii) Subtenant's use and occupancy of the Sublease Premises; and (iv) the services and facilities of the Building being furnished to the Sublease Premises or Subtenant.

C.                    Except to the extent arising from the negligence, intentional misconduct or breach of this Sublease of or by Subtenant, its directors, officers, partners, employees, shareholders and agents, Sublandlord shall defend, indemnify and hold harmless Subtenant, its directors, officers, partners, employees, shareholders and agents and any predecessors in interest and successors and assigns against and from (i) any and all claims arising from any negligent or otherwise wrongful act or omission of Sublandlord or the employees or agents of Sublandlord; (ii) any failure by Sublandlord or any sublessee of Sublandlord (other than Sublessee) to comply with the provisions of this Sublease or the Master Lease; (iii) all costs, expenses and liabilities incurred by Subtenant in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable legal fees and expenses; or (iv) all costs, expenses and liabilities incurred by Subtenant in connection with any breach, default or source of liability that arose or accrued with respect to the Master Lease or the Master Premises as a result of any act or omission of Sublandlord.  In the event any action or proceeding shall be brought against Subtenant or any of the foregoing indemnitees by reason of any such claim, Sublandlord, upon notice from Subtenant, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Subtenant.

D.                    This Section 14 shall survive the expiration or earlier termination of this Sublease.

15.	Master Landlord's Services; Disputes with Master Landlord.

A.                    Notwithstanding anything contained in this Sublease to the contrary, Subtenant agrees and understands that Sublandlord does not make or adopt any representation or warranty of Master Landlord that has been incorporated herein from the Master Lease.  Subtenant acknowledges and agrees that, except as may be expressly set forth herein, all services, repairs, restorations and access to and for the Sublease Premises provided for under the Master Lease will, in fact, be provided by Master Landlord, and Sublandlord shall have no obligations during the Term to provide any such services, repairs, restorations and access.  Subtenant agrees to look solely to Master Landlord for the furnishing of such services, repairs, restorations and access.  Sublandlord makes no representation that Master Landlord will provide or perform any of the services, repairs, restorations or access referred to and incorporated herein from the Master Lease.  Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof be excused because of any failure or delay on Master Landlord's part in furnishing such services, repairs, restorations and access; provided, however, that if Sublandlord's Base Rent payable under the Master Lease is actually abated pursuant to the Master Lease in respect to the Sublease Premises or any portion thereof, or in respect to any services allocated to the Sublease Premises pursuant to this Sublease, then Base Rent payable hereunder by Subtenant shall also be abated during the same period and to the corresponding extent that Sublandlord's Base Rent is so abated.  Except as otherwise specifically provided in this Sublease, Subtenant further acknowledges and agrees that Sublandlord shall have no obligations to (i) provide any insurance with respect to the Building, the Sublease Premises or the improvements therein (except as may be required of "Tenant" under the Master Lease), or (ii) take any other action that Master Landlord is obligated to provide, make, comply with, take or cause to be done, under the Master Lease (collectively, "Services"), and the only Services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled as the "Tenant" under the Master Lease, and for all such Services and rights, Subtenant will look solely to the Master Landlord.  Subtenant shall pay Master Landlord’s charge for any additional services furnished to Subtenant promptly after receipt of an invoice therefor from Landlord or Sublandlord.  If at any time a charge for any services is attributable to the use of the services both by Sublandlord and Subtenant, the cost shall be equitably divided between them.

B.                    Sublandlord hereunder assumes no liability for any covenants, indemnities, representations or warranties made by Master Landlord under the Master Lease.  If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Master Landlord, which participation by Subtenant shall be at Subtenant's sole cost and expense.  Sublandlord shall reasonably cooperate with Subtenant in demanding performance from Master Landlord, at no cost or expense to Sublandlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any additional steps beyond the initial demand to enforce Sublandlord's rights against Master Landlord.  If, after written request from Subtenant, Sublandlord refuses, in its sole discretion, to file any action or proceeding or take additional action for the enforcement of Sublandlord's rights against Master Landlord with respect to the Sublease Premises within a reasonable period of time, considering the nature of Master Landlord's default and any applicable notice and cure periods, Subtenant shall have the right upon written notice to Sublandlord to take such action in its own name, at its sole cost and expense; provided, however, such right shall only be for that particular purpose and only to such extent necessary.  In such event, the rights of Sublandlord under the Master Lease are hereby conferred upon and assigned to Subtenant, and Subtenant is hereby subrogated to such rights to the extent that the same shall apply to the Sublease Premises.  If any such action against Master Landlord in Subtenant's name shall be barred by reason of lack of privity, non-assignability or otherwise, Subtenant may take such action in Sublandlord's name, provided that (i) legal counsel representing Subtenant in such action shall be reasonably acceptable to Sublandlord, and (ii) Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld so long as Subtenant agrees, in writing, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, damage, or expense, which Sublandlord shall suffer or incur by reason of such action.  Sublandlord shall have the right to condition such consent upon Subtenant's delivery of a bond issued by a surety company of recognized responsibility, or other security satisfactory to Sublandlord as sufficient to indemnify and protect Sublandlord against any loss, cost, liability, damage or expenses, including, without limitation, interest and penalties and reasonable attorneys' fees and disbursements, which could arise by reason of such action.  Sublandlord agrees to cooperate with Subtenant as is reasonably required in connection with an action or proceeding by Subtenant against Master Landlord to enforce Sublandlord's rights under the Master Lease in respect of the Sublease Premises; provided that Subtenant shall have agreed in writing to reimburse Sublandlord for any out-of-pocket expenses incurred by Sublandlord in connection with such cooperation.

C.                    Subtenant agrees that, except as otherwise expressly provided herein, Sublandlord shall not be required to dispute any determinations or other assertions or claims of Master Landlord regarding the rights or obligations of Sublandlord, as "Tenant" under the Master Lease for which Subtenant is or may be responsible under this Sublease or by which Subtenant may be bound; provided, however, that this provision shall not limit or affect Subtenant's rights or Sublandlord's obligations under Sections 15(A) and 15(B) hereof.

D.                    The provisions of this Section 15 shall survive the expiration or earlier termination of this Sublease.

16.

Cooperation.  Subtenant agrees and acknowledges that various rights, benefits, obligations and liabilities under the Master Lease inure to the benefit of and are binding upon Sublandlord, and pertain to the Building as a whole.  To the extent that any right, benefit, obligation or liability contained in the Master Lease is not specifically addressed in this Sublease and such right, benefit, obligation or liability pertains to the Building as a whole, then Subtenant's rights, benefits, obligations or liabilities with respect to such provision, as incorporated herein by reference, shall be deemed to be subject to the concurrent rights, benefits, obligations and liabilities of Sublandlord with respect thereto.  In addition, to the extent of any conflict or inconsistency between the rights granted to Subtenant hereunder and the rights of Sublandlord with respect to the Building and the Master Lease, Subtenant shall cooperate in good faith with Sublandlord to resolve any such conflict or inconsistency.

17.

Insurance.  Subtenant shall maintain all insurance required by the Master Lease with respect to the Sublease Premises and shall deliver to Sublandlord policies of insurance and certificates or such other evidence of such insurance not later than three (3) business days prior to the Commencement Date.

18.

Brokers.  Sublandlord represents that it has dealt directly with and only with Cresa Partners and Douglas L. Crook & Associates ("Sublandlord’s Broker"), as its real estate representatives in connection with this Sublease.  Subtenant represents that it has dealt directly with and only with NORTHCAP as its real estate representative in connection with this Sublease ("Subtenant’s Broker").  Sublandlord shall pay (or cause to be paid) commissions to Sublandlord’s Broker, who shall pay a portion of the commission to Subtenant’s Broker, as set forth in a separate agreement. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party, OTHER THAN the broker(s) specifically identified above.

19.

Signage.  Subject to the consent of Master Landlord, Subtenant shall be entitled to a single line on the lobby directory listing, at no charge to Subtenant.  In addition, so long as the Master Landlord agrees to allow Subtenant to maintain the same, Subtenant shall be provided with one (1) strip for Subtenant's name on the Building's monument sign.  The costs of fabricating and installing the monument sign listing shall be paid by Subtenant.  Subtenant shall be responsible for obtaining Master Landlord’s approval of any signage desired by Subtenant in the Sublease Premises or the Building, at Subtenant’s sole cost and expense.  Subtenant shall not place any sign upon the Sublease Premises or any other part of the Building without Sublandlord's and Master Landlord’s prior written consent.

20.

Merger.  All prior understandings and agreements between the parties are merged within this Sublease, which, along with the incorporated provisions of the Master Lease, fully and completely sets forth the understanding of the parties.  This Sublease may not be changed or terminated orally or in any manner other than by written agreement signed by the party or parties against whom enforcement of the change or termination is sought.

21.

Exculpation of Parties.  Notwithstanding anything contained herein to the contrary, Subtenant shall look solely to Sublandlord (and Sublandlord's interest in the Sublease and Master Premises) to enforce Sublandlord's obligations hereunder and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Sublandlord (collectively, the "Sublandlord Exculpated Parties") shall be personally liable for the performance of Sublandlord's obligations under this Sublease.  Subtenant shall not seek any damages against any of the Sublandlord Exculpated Parties.  The limitation on the personal liability of the Sublandlord Exculpated Parties shall not in any manner constitute a waiver of or affect any of the obligations of Sublandlord under this Sublease.

22.

Notices.  All notices, consents and demands hereunder shall be in writing and shall be personally delivered or sent via overnight delivery by a nationally recognized carrier, addressed to the other party at its address set forth in the Basic Lease Information of this Sublease, and shall be deemed received upon (i) delivery, if personally delivered, or on the date of attempted deliver, if delivery is refused, or (ii) one (1) business day after mailing, if sent via overnight delivery.  Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

23.	Successors and Assigns. This Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

24.

No Waiver.  The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublandlord.  Sublandlord's receipt and acceptance of payment of Base Rent or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this

Sublease shall not be deemed a waiver of such breach.  No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

25.

Counterparts.  This Sublease may be executed in any number of counterparts with the same effect as if both parties had signed the same document.  All counterparts shall be construed together and shall constitute one Sublease.

26.	Governing Law. This Sublease shall be governed by and construed pursuant to the law of the State of Nevada.

27.	Time is of the Essence. Time is of the essence of each term and provision of this Sublease.
28.	Remainder Space.

A.                    Sublandlord shall not be required to demise the Sublease Premises from the remaining approximately 7,120 RSF of space located within Suite 400 of the Master Premises (the “Remainder Space”), unless and until a third-party tenant subleases the Remainder Space from Sublandlord.  If and when Sublandlord so demises the Sublease Premises from the Remainder Space, all work in connection with construction of the demising walls shall be done so as to minimize any unreasonable interference with the conduct of Subtenant’s business within the Sublease Premises.  Regardless of whether the Sublease Premises shall have been demised from the Remainder Space, Subtenant shall have no right to occupy or use the Remainder Space for any purpose, unless the Remainder Space has been added to the Sublease Premises pursuant to Subtenant’s option to expand or right of first refusal set forth below.

B.                    Subtenant shall have an option to expand into the Remainder Space on the terms and conditions contained in this Section 28.B (the “Expansion Option”).  If Subtenant desires to exercise its Expansion Option, Subtenant shall notify Sublandlord in writing of its exercise of the same (“Subtenant’s Expansion Notice”).  So long as Sublandlord has not previously subleased the Remainder Space pursuant to a Third Party Offer as to which Subtenant failed to exercise its Right of First Refusal in accordance with Section 28.D below, Sublandlord and Subtenant shall execute an amendment to this Sublease within fifteen days following Subtenant’s Expansion Notice, effective as of the date the Remainder Space is to be included in the Sublease Premises, which amendment shall be on the same terms as this Sublease, except as follows: (i) the Sublease Premises shall be redefined to include the Remainder Space, which shall be subleased in its then-current “AS-IS” condition, and Sublandlord shall not be required to perform any work therein or provide any allowances with respect thereto, (ii) the monthly Base Rent payable with respect to the Remainder Space shall be calculated at the rate of $1.90 per month for each RSF of space included within the Expanded Remainder Space, as defined in Section 28.C, and (iii) Subtenant's Pro Rata Share shall be redefined to include the RSF included within the Expanded Remainder Space, as defined in Section 28.C.

C.                    The parties acknowledge that the Base Rent and Subtenant’s Pro Rata Share set forth in the Basic Lease Information above are calculated as if the initial Sublease

Premises contained 10,000 RSF, rather than the 10,915 RSF of space actually included within the initial Sublease Premises.  Subtenant shall not be obligated to pay Rent with respect to such additional 915 RSF included within the initial Sublease Premises unless and until the Remainder Space is added to the Sublease Premises pursuant to this Section 28.  However, if Subtenant exercises either its Expansion Option or its Right of First Refusal with respect to the Remainder Space so that the Remainder Space is included within the Sublease Premises, Subtenant shall pay Base Rent upon the entire 18,035 RSF included within Suite 400.  In that instance, the RSF of the Remainder Space shall be deemed to include both the 7,120 RSF actually included within the Remainder Space, and the 915 RSF included within the initial Sublease Premises as to which Subtenant has not previously paid Rent, for a total of 8,035 RSF included within the space to be used in the calculations set forth in Section 28.B(ii) and 28.B(iii) above (the “Expanded Remainder Space”).

D.                     If during the Term Sublandlord receives a bona fide offer from a third party (a “Third Party Offer”) to lease the Remainder Space and Sublandlord is willing to accept the terms of such Third Party Offer, Sublandlord shall offer to lease to Subtenant the Remainder Space on the same terms and conditions as the Third Party Offer, and Subtenant shall have a right of first refusal (“Right of First Refusal”) with respect thereto.  Subtenant shall notify Sublandlord in writing whether Subtenant elects to exercise its Right of First Refusal as to the Remainder Space within five (5) business days after Sublandlord notifies Subtenant of the Third Party Offer.  If Subtenant timely exercises its Right of First Refusal, Sublandlord and Subtenant shall execute an amendment to this Sublease, effective as of the date the Remainder Space is to be included in the Premises, on the same terms as this Sublease except that the Base Rent shall be the amount specified in the Third Party Offer, applied to the RSF included within the Expanded Remainder Space.  If Subtenant fails or is unable to timely exercise its Right of First Refusal with respect to the Remainder Space, such right shall lapse, time being of the essence with respect to the exercise thereof, and Sublandlord may lease all or a portion of the Remainder Space to third parties on such terms as Sublandlord may elect.

Signatures on next page.

Sublandlord and Subtenant have executed this Sublease as of the Effective Date specified above.

                                                                        SUBLANDLORD:

Holland & Hart LLP,

a Colorado limited liability partnership

By:      /s/ Thomas R. O’Donnell

Name:  Thomas R. O’Donnell

Its:    Managing Partner

Date:  February 7, 2013

SUBTENANT:

Remark Media, Inc.,

a Delaware corporation

By:      /s/ Bradley T. Zimmer

Name:  Bradley T. Zimmer

Its:    Chief Operating Officer &

General Counsel

Date:  February 6, 2013